                                                                     Exhibit 2.1


                             CONTRIBUTION AGREEMENT


                                     AMONG


                           ESTATE OF WILLIAM O. CAREY


                                WILLIAM V. CAREY


                          WILLIAM V. CAREY STOCK TRUST


                                JEFFREY PETERSON


                                      AND


                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION


                            DATED NOVEMBER 28, 1997

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (the "Agreement"), is made as of the 28th day of November 1997, by and among Estate of William O. Carey ("Carey Estate"), and William V. Carey ("W. Carey"), resident at 1602 Cottagewood Drive, Brandon, Florida 33511, William V. Carey Stock Trust, a trust organized under the laws of Florida ("Carey Trust"), Jeffrey Peterson, resident at 1502 Stonewall Road, Alexandria, VA 22302 ("J. Peterson") and Central European Distribution Corporation, a Delaware corporation ("CEDC"). Carey Estate, W. Carey, Carey Trust and J. Peterson shall hereinafter be referred to as the "Shareholders."

                                   WITNESSETH

     WHEREAS, 1,110 shares of common stock, par value 50 Polish zloty per share (the "Carey Agri Common Stock"), of Carey Agri International Poland Sp. z o.o., a Polish limited liability company, ("Carey Agri") have been issued;

     WHEREAS, there is no other class of capital stock of Carey Agri issued.

     WHEREAS, the only shares of capital stock of Carey Agri which have voting rights are the shares of Carey Agri Common Stock.

     WHEREAS, Carey Estate owns 56 shares of the Carey Agri Common Stock, W. Carey owns 370 shares of the Carey Agri Common Stock, Carey Trust owns 314 shares of the Carey Agri Common Stock and J. Peterson owns 370 shares of the Carey Agri Common Stock.

     WHEREAS, the Shareholders desire to contribute all of the Carey Agri Common Stock owned by them to CEDC, upon the terms and conditions and in exchange for the consideration herein specified in a tax-free exchange qualifying under
Section 351 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I


                               THE CONTRIBUTION

          Each of the Shareholders hereby agrees to assign, transfer, and convey to CEDC at the Closing, hereinafter identified, for the consideration set forth in accordance with the provisions of Article II, all of the rights, title and interest in and to the Carey Agri Common Stock owned by such shareholder. At the Closing, each of the Shareholders shall execute a notice to Carey Agri informing Carey Agri of the transfer of ownership of the Carey Agri Common Stock and request Carey Agri to take all steps required under applicable law to reflect such change of ownership.

                                   ARTICLE II


                           TERMS OF THE CONTRIBUTION

          As consideration for the contribution of shares of Carey Agri Common Stock to CEDC, the Shareholders shall receive 1,780,000 shares of common stock par value $0.01 per share (the ("CEDC Common Stock"), of CEDC for all their shares of Carey Agri Common Stock so contributed.

                                  ARTICLE III


                              PARTY AUTHORIZATIONS

          Each of the Shareholders represents and warrants to CEDC and each of the other Shareholders that such Shareholder has obtained, by means in conformity with all applicable provisions of all applicable laws, the approval of such Shareholder's execution and delivery of this Agreement and the performance by such Shareholder of such Shareholder's obligations hereunder.

                                   ARTICLE IV


                                    CLOSING

          The actual consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date on which the last of the parties hereto shall have executed this Agreement (the "Closing Date").

                                   ARTICLE V


                           OBLIGATIONS AT THE CLOSING

     5.1 SHAREHOLDERS' OBLIGATIONS. At the Closing, each of the Shareholders shall deliver to CEDC:

          1. If such Shareholder is not a natural person, a copy of certified resolutions adopted by the governing body or such other authority of such Shareholder authorizing or ratifying the execution and delivery of this Agreement, and the performance by such Shareholder of its obligations hereunder.

          2. An executed letter in the form of Exhibit A to Carey Agri informing Carey Agri of the transfer of the shares of Carey Agri Common Stock and requesting that Carey Agri take all steps required under applicable law to reflect such change of ownership.

     5.2  CEDC's OBLIGATIONS

          1. At the Closing, CEDC shall issue CEDC Common Stock to the Shareholders listed below in the following amounts:

               90,780 shares             Carey Estate
               592,740 shares            W. Carey
               503,740 shares            Carey Trust
               592,740 shares            J. Peterson

                                  ARTICLE VI


                       FURTHER COVENANTS OF THE PARTIES

     6.1 FURTHER ASSURANCES WITH RESPECT TO CAREY AGRI COMMON STOCK. The Shareholders and CEDC agree that, from time to time and without further consideration, each of them shall execute and deliver such further documents and take such other action as CEDC may require more effectively to transfer to and vest in the CEDC all right and interest in the Carey Agri Common Stock.

     6.2 FURTHER ASSURANCES WITH RESPECT TO CEDC's COMMON STOCK. The Shareholders and CEDC agree that, from time to time and without further consideration, each of them shall execute and deliver such further documents and take such other action as the Shareholders may require to issue to and vest in the Shareholders all right and interest in the shares of CEDC Common Stock referenced in Section 5.2 above.

                                  ARTICLE VII


                                  TAX MATTERS

     7.1 TAX FREE TRANSACTION. The Shareholders and CEDC intend that the transfers described in Articles I and II, above, constitute a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

     7.2 Each of the Shareholders agrees to file with such shareholders' federal income tax return for the taxable year in which the Closing occurs the statement required by Treasury Regulations Section 1.351-3(a).

     7.3 CEDC agrees to file with its federal income tax return for the taxable year in which the Closing occurs the statement required by Treasury Regulations
Section 1.351-3(b).

                                  ARTICLE VIII


                  EFFECTIVENESS AND ASSIGNABILITY OF AGREEMENT

          This Agreement shall become effective when executed and delivered by CEDC and each of the Shareholders, and shall be binding in all respects upon the respective successors and permitted assigns of each of CEDC and the Shareholders. No party hereto may assign this Agreement in whole or in part without first obtaining the written consent of all other parties hereto.

                                   ARTICLE IX


                           COMPLETENESS OF AGREEMENT

     This Agreement and the Exhibit hereto represent the entire agreement between CEDC and the Shareholders with respect to the subject matter hereof and supersede all offers, proposals, statements, representations and agreements with respect to the subject matter hereof. The Exhibit hereto is incorporated herein by reference, and shall be deemed to be included in any reference to this Agreement. This Agreement may not be amended except by action of CEDC and each of the Shareholders hereto set forth in an instrument in writing signed on behalf of CEDC and each of the Shareholders hereto.

                                   ARTICLE X


                                    CAPTIONS

     The captions to the Articles and Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict nor enlarge any substantive provision of this Agreement.

                                   ARTICLE XI


                                 APPLICABLE LAW

     This Agreement, and the Exhibit, and all other documents given in connection herewith, shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

                                  ARTICLE XII


                   CHOICE OF FORUM; VENUE; SERVICE OF PROCESS

     Any suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the Court of Chancery of the State of Delaware or, if that Court lacks jurisdiction over the subject matter, in a state court of competent subject matter jurisdiction sitting in New Castle County, Delaware. The parties hereto hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties hereto further agree that venue shall be in New Castle County, Delaware. The parties hereto irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in Delaware, has been brought in an inconvenient forum. The parties hereto irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses on the books and records of the Company; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of Delaware.

                                  ARTICLE XIII


                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute but one and the same Agreement by and among CEDC and the Shareholders.

                                  ARTICLE XIV


                           NO THIRD PARTY BENEFICIARY

     This Agreement is intended to inure to the benefit of CEDC and the Shareholders only; and no third party shall have any rights, express or implied, by reason of this Agreement.

                                   ARTICLE XV


              UNILATERAL RIGHT TO WAIVE FAILURES OF OTHER PARTIES

     15.1  WAIVER.  CEDC or any of the Shareholders may:

           a. Extend in writing the time for the performance of any of the obligations herein contained to be performed for the benefit of such entity; and

           b. Waive in writing the failure in performance of any of the conditions herein expressed for its benefit.

     15.2 EFFECT OF WAIVER. No such waiver or extension shall be valid unless in writing and signed by the entity granting the waiver or extension, and no such waiver or extension shall be construed to excuse or mitigate any subsequent breach or violation of this Agreement not specifically covered by such waiver.


                                  ARTICLE XVI


                                  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, upon the request of CEDC or any of the Shareholders, CEDC and the Shareholders shall add to this Agreement, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

     IN WITNESS WHEREOF, CEDC and the Shareholders have caused this Agreement to be executed as of the day and year first above written.

                                  CENTRAL EUROPEAN DISTRIBUTION
                                  CORPORATION, a Delaware corporation





                                  By:    /s/ William V. Carey
                                     ----------------------------------------
                                  Name:  William V. Carey
                                  Title: Chairman of the Board, President
                                          and Chief Executive Officer

                                  ESTATE OF WILLIAM O. CAREY


                                  By:    /s/ Gertrude E. Carey
                                     ----------------------------------------
                                  Name:  Gertrude E. Carey
                                  Title: Personal Representative, and not
                                         individually or in any other capacity

                                  William V. Carey, individually


                                         /s/ William V. Carey
                                  -------------------------------------------

                                  WILLIAM V. CAREY STOCK TRUST,
                                  a Florida trust



                                  By:    /s/ William V. Carey
                                     ----------------------------------------
                                  Name:  William V. Carey
                                  Title: Trustee, and not individually or in
                                          any other capacity

                                  By:    /s/ Remy Hermida
                                     ----------------------------------------
                                  Name:  Remy Hermida
                                  Title: Trustee, and not individually or in any
                                          other capacity


                                  Jeffrey Peterson, individually

                                         /s/ Jeffrey Peterson
                                  -------------------------------------------

                                                                      EXHIBIT  A
                                                                      ----------



                              LETTER TO CAREY AGRI



                                 November __, 1997



Carey Agri International Poland Sp. z o.o.
ul. Lubelska 13
Warsaw

          Acting pursuant to Article 187 of the Polish Commercial Code, I, the undersigned, domiciled at _____________ [insert address], advise Carey Agri International Poland Sp. z o.o. with its registered office in Warsaw ("Company") that all the Company shares held by me, i.e., _____________ [state number of shares*] shares par value PLN 50 each, have been transferred to Central European Distribution Corporation, a Delaware corporation whose executive offices are located at 211 North Union Street, # 100, Alexandria, Virginia 22314.

          Under Article 188 of the Polish Commercial Code, I hereby direct a request to the Management Board of the Company to update the Share Registry appropriately and submit a revised list of shareholders to the appropriate registration court. Furthermore, I request that the relevant notifications, as required by law, should be provided to the appropriate authorities.

                                 Very truly yours,



                                 ----------------------------
                                 [signatures of stockholders]



* Shares held are as follows:

Estate of William O. Carey     56
William V. Carey              370
William V. Carey Trust        314
Jeffrey Peterson              370